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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                     PHILADELPHIA CONSOLIDATED HOLDING CORP.
             (Exact name of registrant as specified in its charter)


              Pennsylvania                             23-2202671
(State of incorporation or organization)             (IRS Employer
                                                     Identification No.)

                           One Bala Plaza, Suite 100
                             Bala Cynwyd, PA 19004
                                 (610) 617-7900
                               FAX (610) 617-7600
                    (Address of principal executive offices)

If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. / /

If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. / /

Securities Act registration statement file number to which this form relates:
333-49271

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

       Growth PRIDES
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF SECURITIES TO BE REGISTERED.

         The class of securities to be registered hereby is the Growth PRIDES of Philadelphia Consolidated Holding Corp., a Pennsylvania corporation.

         For a description of the Growth PRIDES, reference is made to the Amendment No. 2 to the Registration Statement on Form S-3 of Philadelphia Consolidated Holding Corp. (Registration No. 333-49271), filed with the Securities and Exchange Commission on April 24, 1998 (the "Registration Statement"), and the forms of prospectus and prospectus supplement for the Growth PRIDES included therein, which description is incorporated herein by reference. Definitive copies of the prospectus and the prospectus supplement describing the Growth PRIDES will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and shall be incorporated by reference into this Registration Statement on Form 8-A.

ITEM 2.  EXHIBITS.

         1 Form of Purchase Contract Agreement (incorporated herein by reference to Exhibit 4.11 of the Registration Statement).

         2. Form of Pledge Agreement (incorporated herein by reference to Exhibit 4.12 of the Registration Statement).

         3. Form of Income PRIDES and Growth PRIDES (incorporated herein by reference to Exhibit A and Exhibit B of Exhibit 4.11 of the Registration Statement).

         4. Form of Amended and Restated Declaration of Trust of PCHC Financing I with respect to the Trust Preferred Securities, which comprise a component of the Income PRIDES (incorporated herein by reference to Exhibit 4.5 to the Registration Statement).

         5. Form of Trust Preferred Security for PCHC Financing I, with respect to the Trust Preferred Securities (incorporated herein by reference to Exhibit A-1 of Exhibit 4.5 to the Registration Statement).

         6. Form of Senior Indenture (incorporated herein by reference to Exhibit 4.1 of the Registration Statement).

         7. Form of Supplemental Indenture (incorporated herein by reference to Exhibit 4.2 of the Registration Statement).


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         8.       Form of Debenture (incorporated herein by reference to Section
                  7.1 of Exhibit 4.2 of the Registration Statement).

         9. Form of Guarantee Agreement in respect of PCHC Financing I, with respect to the Trust Preferred Securities (incorporated herein by reference to Exhibit 4.6 of the Registration Statement).


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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       PHILADELPHIA CONSOLIDATED HOLDING CORP.



Date:  April 24, 1998                  By:  /s/ Craig P. Keller
                                            -------------------
                                            Name:  Craig P. Keller
                                            Title:  Vice President, Secretary,
                                                    Chief Financial Officer


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